Exhibit 99.1

Press Release

Ikanos Communications Announces Results for

First Quarter 2015

First Quarter Highlights

•	Revenue of $10.2 million

•	GAAP net loss of $(12.0) million, or $(0.77) per share

•	Ending cash and cash equivalents of $13.0 million

FREMONT, Calif., May 4, 2015 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the connected home, today announced its financial results for the first quarter of 2015, ended March 29, 2015.

“First quarter revenue was $10.2 million, with a GAAP gross profit of 49%, which due to a favorable product mix exceeded our gross-profit guidance,” said Dennis Bencala, CFO of Ikanos. “During the first quarter, we worked to manage our business and cash position, with operating expenses of $16.8 million, and the completion of a common stock rights offering in which the Company raised approximately $12.4 million, before expenses, resulting in a cash and short-term investments of $13.0 million at the end of the first quarter.” Bencala continued, “We also signed the definitive collaboration agreement with Alcatel-Lucent after the quarter closed, allowing us to draw down on the previously agreed to $10 million loan.”

“I’m pleased to report significant progress in executing our gigabit strategy. We are on track for second-generation G.fast product sample availability to alpha customers in the third quarter,” said Omid Tahernia, president and CEO of Ikanos. “In addition, we achieved a significant milestone in Japan and Korea, establishing Ikanos as the only company that has demonstrated over 1 gigabit performance on copper at a distance of 100 meters in OEM lab testing.”

Tahernia continued, “While the majority of our R&D investment is focused on successful execution of our gigabit strategy, we are also putting significant effort into driving revenue ramp with key customers rolling out new products this year based on our Vx500 gateway processors, Velocity-3 in China, and inSIGHT software. In the last two years, we have gained significant design win momentum, increasing the life-time value of our design win pipeline by a factor of 10 from 2013 to 2014. We continued this momentum last quarter by securing two additional gateway opportunities. In addition, as already announced, we have extended the capabilities of our inSIGHT analytics beyond copper networks, thereby significantly expanding inSIGHT’s market opportunity to cover all broadband access. This includes cable and mobile operators, as well as residential fiber deployments.” Tahernia concluded, “While our short-term revenue outlook remains stable, we are optimistic about our future revenue trends based on new customers’ progress towards production ramp later this year, our established leadership and eco-system partnerships in ultra-broadband, and the significant market interest in our gigabit products and strategy.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), non-GAAP gross profits and non-GAAP operating expenses, where applicable, exclude the income statement effects of stock-based compensation and the amortization of intangible assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis, as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

First Quarter 2015 Results

Revenue for the first quarter of 2015 was $10.2 million, compared to revenue of $14.5 million for the first quarter of 2014 and revenue of $11.5 million for the fourth quarter of 2014. GAAP gross profit for the first quarter of 2015 was 49%, which is consistent with GAAP gross profit for the first quarter of 2014 and the fourth quarter of 2014.

Non-GAAP gross profit for the first quarter of 2015 was 50%, which is consistent with non-GAAP gross profit for the first quarter of 2014 and the fourth quarter of 2014.

GAAP operating expenses for the first quarter of 2015 were $16.8 million, compared to operating expenses of $17.5 million for the first quarter of 2014 and operating expenses of $15.7 million for the fourth quarter of 2014.

Non-GAAP operating expenses for the first quarter of 2015 were $15.8 million, compared to non-GAAP operating expenses of $16.5 million for the first quarter of 2014 and non-GAAP operating expenses of $14.7 million for the fourth quarter of 2014.

GAAP net loss for the first quarter of 2015 was $(12.0) million, or a loss of $(0.77) per share on 15.6 million weighted average shares outstanding, compared to a GAAP net loss of $(10.3) million, or $(1.04) per share on 9.9 million weighted average shares outstanding, for the first quarter of 2014 and a GAAP net loss of $(10.4) million, or $(0.75) per share on 13.9 million weighted shares outstanding, for the fourth quarter of 2014.

Non-GAAP net loss for the first quarter of 2015 was $(10.8) million, or a loss of $(0.69) per share on 15.6 million weighted average shares outstanding, compared to a non-GAAP net loss of $(9.2) million, or $(0.93) per share on 9.9 million weighted average shares outstanding, for the first quarter of 2014 and a non-GAAP loss of $(9.3) million, or $(0.67) per share on 13.9 million weighted average shares outstanding, for the fourth quarter of 2014.

Cash and cash equivalents and short-term investments at the end of the first quarter of 2015 were $13.0 million, compared to $15.7 million at the end of the fourth quarter of 2014. Our year-end cash included proceeds of $16.3 million from our September 29, 2014 private equity placement. Additionally, at the end of the first quarter of 2015, inventory was $2.1 million, compared to $2.0 million at the end of the fourth quarter of 2014. Current liabilities at the end of the first quarter of 2015 were $18.1 million, compared to $22.4 million at the end of the fourth quarter of 2014. For both the first quarter of 2015 and fourth quarter of 2014, current liabilities included an accounts receivable-backed revolving line of credit advance of $5.0 million and $10.8 million, respectively.

For a more complete review of our first quarter 2015 results please see the attached financial schedules.

Outlook

Revenue is expected to be between $10.0 million and $12.0 million for the second quarter of 2015.

GAAP gross profit for the second quarter of 2015 is expected to be between 55% and 57%. Non-GAAP gross profit is expected to be between 56% and 58%. GAAP operating expenses for the second quarter of 2015 are expected to be in the range of $17.5 million to $18.5 million. Non-GAAP operating expenses are expected to be in the range of $16.5 million to $17.5 million. GAAP net loss for the second quarter of 2015 is expected to be in the range of approximately $(10.8) million to $(13.1) million, or a GAAP loss per share of $(0.63) to $(0.76). Non-GAAP net loss is expected to be in the range of approximately $(9.6) million to $(12.0) million, or a non-GAAP loss per share of $(0.56) to $(0.70).

First Quarter Conference Call

Management will review the first quarter financial results and its expectations for subsequent periods at a conference call on May 4, 2015 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (888) 455-2308 and enter conference ID 7925677. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until August 2, 2015 by dialing (888) 203-1112 or (719) 457-0820 and entering conference ID 7925677.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the connected home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2015 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos and the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, inSIGHT, Neos, Ikanos Velocity, and Ikanos NodeScale are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” and similar statements of a future or forward-looking nature identify forward-looking statements.

Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following: our ability to achieve the anticipated benefits of our partnership with Alcatel-Lucent, including the strengthening of our position within the access product segment, broadening our reach among global carriers, and the potential impact on our gateway and inSIGHT businesses; our ability to make second generation G.fast product samples available to alpha customers in the third quarter; the expected revenue contributions in the second half of 2015 from inSIGHT may be less than anticipated, or nothing at all; our ability to capitalize on our access to China’s telecom market through the adoption of our Velocity-3; new product revenue momentum may not materialize at the rate anticipated, or at all; the transition to new products will take longer than anticipated; our ability to manage operating expenses will be less successful than anticipated and not result in the cost reductions expected; the revenue generated by our mature products will decline at a rate greater than anticipated; that new designs and design wins will result in sales of our products at the levels anticipated, or at all; that our carrier trials will be successful and, if successful, will eventually result in field trials or market deployments; that the delays in new customer product ramps will continue longer than anticipated; that the return to sequential revenue growth will not occur by the end of the year and may take longer than anticipated; that the rate of acceptance of our new and future products, including our G.fast products, by our customers and telecommunications service providers, may be lower than anticipated; our ability to complete future products, including our G.fast products, when anticipated or at all; that the unfavorable trends in certain maturing markets, will continue longer than anticipated; that our design win pipeline will continue to expand as anticipated; macroeconomic or other conditions which may cause our customers to defer purchasing plans or cancel any purchasing plans altogether despite successful design wins or successful field trials; the continued demand by telecommunications service providers for our specific xDSL semiconductor products; our ability to continue to effectively manage our business, operating expenses, and cash position; the failure of telecommunications service providers to implement deployment plans on schedule, or at all, despite increased performance results; our ability to generate demand and close transactions for the sale of our products; competition in the markets in which we operate; and the fact that the products we sell may not satisfy shifting customer demand or compete successfully with our competitors’ products. For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Annual Report on Form 10-K for the year ended December 28, 2014.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 29, 2015	March 30, 2014
Revenue	$10,181	$14,513
Cost of revenue	5,193	7,436

Gross profit	4,988	7,077

Operating expenses:
Research and development	11,813	12,676
Selling, general and administrative	5,006	4,821

Total operating expenses	16,819	17,497

Loss from operations	(11,831)	(10,420)
Interest and other income (expense), net	(108)	242

Loss before income taxes	(11,939)	(10,178)
Provision for income taxes	54	127

Net loss	$(11,993)	$(10,305)

Net loss per share
Basic and diluted	$(0.77)	$(1.04)

Weighted average number of shares
Basic and diluted	15,575	9,875

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 29, 2015	December 28, 2014	March 30, 2014
Revenue	$10,181	$11,517	$14,513
Cost of revenue	5,193	5,886	7,436

Gross profit	4,988	5,631	7,077

Operating expenses:
Research and development	11,813	11,218	12,676
Selling, general and administrative	5,006	4,463	4,821

Total operating expenses	16,819	15,681	17,497

Loss from operations	(11,831)	(10,050)	(10,420)
Interest and other income (expense), net	(108)	(239)	242

Loss before income taxes	(11,939)	(10,289)	(10,178)
Provision for income taxes	54	121	127

Net loss	$(11,993)	$(10,410)	$(10,305)

Basic and diluted net loss per share	$(0.77)	$(0.75)	$(1.04)

Weighted average outstanding shares:
Basic and diluted	15,575	13,918	9,875

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 29, 2015				Three Months Ended March 30, 2014
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$10,181	$—		$10,181	$14,513	$—		$14,513
Cost of revenue	5,193	(22	)(a)	5,052	7,436	(2	)(a)	7,314
		(119	)(b)			(120	)(b)

Gross profit	4,988	(141)		5,129	7,077	(122)		7,199

Operating expenses:
Research and development	11,813	(612	)(a)	11,201	12,676	(640	)(a)	12,036
Selling, general and administrative	5,006	(451	)(a)	4,555	4,821	(347	)(a)	4,474

Total operating expenses	16,819	(1,063)		15,756	17,497	(987)		16,510

Loss from operations	(11,831)	1,204		(10,627)	(10,420)	1,109		(9,311)
Interest and other income (expense), net	(108)	—		(108)	242	—		242

Loss before income taxes	(11,939)	1,204		(10,735)	(10,178)	1,109		(9,069)
Provision for income taxes	54	—		54	127	—		127

Net loss	$(11,993)	$1,204		$(10,789)	$(10,305)	$1,109		$(9,196)

Net loss per share:
Basic and diluted	$(0.77)			$(0.69)	$(1.04)			$(0.93)

Weighted average outstanding shares:
Basic and diluted	15,575			15,575	9,875			9,875

Notes:						Three Months Ended
						March 29, 2015		March 30, 2014
(a) Stock-based compensation						$1,085		$989
(b) Amortization of acquired intangible assets						119		120

Total non-GAAP adjustments						$1,204		$1,109

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 28, 2014
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$11,517	$—		$11,517
Cost of revenue	5,886	(5	)(a)	5,761
		(120	)(b)

Gross profit	5,631	(125)		5,756

Operating expenses:
Research and development	11,218	(608	)(a)	10,610
Selling, general and administrative	4,463	(375	)(a)	4,088

Total operating expenses	15,681	(983)		14,698

Loss from operations	(10,050)	1,108		(8,942)
Interest and other income (expense), net	(239)	—		(239)

Loss before income taxes	(10,289)	1,108		(9,181)
Provision for income taxes	121	—		121

Net loss	$(10,410)	$1,108		$(9,302)

Net loss per share:
Basic and diluted	$(0.75)			$(0.67)

Weighted average outstanding shares:
Basic and diluted	13,918			13,918

Notes:		Three Months Ended December 28, 2014
(a) Stock-based compensation		$988
(b) Amortization of acquired intangible assets		120

Total non-GAAP adjustments		$1,108

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 29, 2015	December 28, 2014	March 30, 2014
Assets
Current assets:
Cash, cash equivalents and short-term investments	$12,965	$15,691	$33,660
Accounts receivable	11,364	13,849	10,962
Inventory	2,117	1,964	1,314
Prepaid expenses and other current assets	2,612	3,682	3,075

Total current assets	29,058	35,186	49,011
Property and equipment, net	13,908	8,581	8,666
Other assets	2,184	2,343	2,547

	$45,150	$46,110	$60,224

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$5,000	$10,841	$8,480
Accounts payable	4,019	5,054	5,919
Accrued liabilities	9,063	6,460	8,093

Total current liabilities	18,082	22,355	22,492
Other liabilities	4,424	1,740	1,541

Total liabilities	22,506	24,095	24,033
Stockholders’ equity	22,644	22,015	36,191

	$45,150	$46,110	$60,224